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                                                                   Exhibit 10.38

                                 VERISITY LTD.

                       THE 2000 ISRAELI SHARE OPTION PLAN

1.   NAME

     This Plan, as amended from time to time, shall be known as the Verisity Ltd. 2000 Israeli Share Option Plan (the "ISOP").

2.   PURPOSE OF THE ISOP

     The ISOP is intended to provide an incentive to retain, in the employ of Verisity Ltd. (the "Company") and its Subsidiaries, persons of training, experience, and ability, to attract new employees, directors, consultants and advisors whose services are considered valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the ISOP approved by the board of directors of the Company (the "Board"). Options granted under the ISOP may or may not contain such terms as will qualify such Options for the special tax treatment under Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 (the "Ordinance") and any regulations, rules, orders or procedures promulgated thereunder, including but not limited to the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 1989 (collectively "Section 102").

     Options containing such terms as will qualify them for the special tax treatment under Section 102 shall be referred to herein as "102 Options".

     Options that do not contain such terms as will qualify them for the special tax treatment under Section 102 shall be referred to herein as "3(i) Options".

     All Options granted hereunder, whether together or separately, shall be hereinafter referred to as "Options".

     The term "Subsidiary" shall mean for the purposes of the ISOP: any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an option, each of the companies other than the last company in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other companies in such chain.
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3.   ADMINISTRATION OF THE ISOP

     The Board or a share option committee appointed and maintained by the Board for such purpose (the "Committee") shall have the power to administer the ISOP. Notwithstanding the above, the Board shall have residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever. The Board or such Committee shall be referred to herein as the "Administrator".

     The Committee shall consist of such number of members (not less than two
     (2) in number, of whom at least one will be an External Director if and to the extent required under the Israeli Companies Law, 5759 - 1999) as may be fixed by the Board. The Committee shall select one of its members as its chairman ("the Chairman") and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     No member of the Administrator shall be prevented from receiving Options under the ISOP by virtue of his or her service as a member, unless otherwise specified herein.

     To the extent permitted under any applicable law, the Administrator shall have full power and authority (i) to designate participants (the "Optionees"); (ii) to determine the terms and provisions of any respective Option Agreement (which need not be identical) including, but not limited to, the number of Shares (as defined below) to be covered by each Option, the vesting periods in respect thereof including but without limitation provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability; (iii) to accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) to interpret the provisions and supervise the administration of the ISOP; (v) to determine the Fair Market Value (as defined below) of the Shares (as defined below);
     (vi) to designate Options as 102 Options or 3(i)Options; (vii) to determine any other matter which is necessary or desirable for, or incidental to administration of the ISOP; and (viii) to appoint in its absolute discretion the Trustee and replace it at any time in the future.

     The Committee shall not be entitled to grant Options to the Optionees however, it will be authorized to issue shares underlying Options which have been granted by the Board and duly exercised pursuant to the provisions hereof all in accordance with Section 112(a)(5) of the Israeli Companies Law - 1999.

     The Administrator shall have the authority to grant, in its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the Purchase Price provided in the Option so surrendered and canceled, and containing such other terms and conditions as the Administrator may prescribe in accordance with the provisions of the ISOP.
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     All decisions and selections made by the Administrator pursuant to the provisions of the ISOP shall be made by a majority of its members except that no member of the Administrator shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Administrator relating to any Option to be granted to that member. Notwithstanding the above, any decision signed or agreed to in writing or by telex or facsimile by all of the members of the Administrator, who are authorized to make such decision shall be valid for every purpose as a resolution adopted at the Administrator's meeting that was duly convened and held.

     The interpretation and construction by the Administrator of any provision of the ISOP or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

     Subject to the Company's Articles of Association and the Company's decision, and to all approvals legally required, including but not limited to the provisions of the Israeli Companies Law - 1999, each member of the Administrator shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the ISOP, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

     "Fair Market Value" means, with respect to the Shares and as of the date that is relevant to such determination, the market price per share of such Shares determined by the Administrator as follows:

     (One) if the Shares are traded on a share exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

     (Two) if the Shares are traded over-the-counter on the date in question and are classified as a national market issue, then the Fair Market Value will be equal to the last-transaction price on the Nasdaq National Market;

     (Three) if the Shares are traded over-the-counter on the date in question but are not classified as a national market issue, then the Fair Market Value will be equal to the mean between the last reported representative bid and asked prices quoted by Nasdaq for such date; and

     (Four) if none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Administrator in good faith on such basis as it deems appropriate.
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4.   DESIGNATION OF PARTICIPANTS

     4.1 The persons eligible for participation in the ISOP as recipients of Options shall include any employees, directors, consultants and advisors of the Company or of any Subsidiary that now exists or hereinafter is organized or acquired by the Company. The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify him from participating in any other grant of Options pursuant to the ISOP or any other option or stock plan of the Company or any of its affiliates.

     4.2 Anything in the ISOP to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of any applicable law, including but not limited to the provisions of Israeli Companies Law - 1999 or any successor act or regulation, as in effect from time to time.

5.   TRUSTEE

     The 102 Options which shall be granted under the ISOP and/or any Shares issued upon exercise of such Options and/or other shares received subsequently following any realization of rights, shall be allocated or issued to a Trustee nominated by the Administrator, and approved in accordance with the provisions of Section 102 (the "Trustee") and held for the benefit of the Optionees. The 102 Options and any Shares received subsequently following exercise of 102 Options, shall be held by the Trustee for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder.

     Anything to the contrary notwithstanding, the Trustee shall not release any Options which were not already exercised into Shares by the Optionee or release any Shares issued upon exercise of Options prior to the full payment of the Optionee's tax liabilities arising from Options which were granted to the Optionee and/or any Shares issued upon exercise of such Options.

     Upon receipt of the Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISOP, or any Option or Share granted to the Optionee thereunder.

6.   SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON

     6.1  The Company has reserved Seven Hundred Thousand (700,000) authorized
                                   ----------------------  -------
          but unissued Ordinary Shares of NIS 0.01 par value each of the Company (the "Shares") for the purposes of the ISOP, subject to adjustment as set forth in Section 8 below. Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the ISOP shall cease to be reserved for the purpose of the ISOP. Until termination of the ISOP the Company shall at all times reserve sufficient number of Shares to meet the requirements of
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          the ISOP. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares therefore subject to such Option may again be subject to an Option under the ISOP.

     6.2 Each Option granted pursuant to the ISOP, shall be evidenced by a written agreement between the Company and the Optionee (the "Option Agreement"), in such form as the Administrator shall from time to time approve. Each Option Agreement shall state, inter alia, the number of Shares to which the Option relates, the Purchase Price thereof and the type of Option granted thereunder (whether 102 or 3(i)).

     6.3 All Shares issued upon exercise of the Options in compliance with the terms and conditions of the ISOP as well as the terms and conditions of the Option Agreement pursuant to which the Options were granted shall entitle the holder thereof to receive dividends and other distributions thereon.

     6.4 If in connection with any public offering of securities of the Company, the stock exchange regulations and/or any applicable law so provide and/or the Administrator so resolve and/or the underwriter or underwriters managing such offering so requests, then each Optionee who purchased Shares hereunder upon exercise of Options will agree to not sell or otherwise transfer any such Shares (other than Shares included in such underwriting) without the prior written consent of such underwriter, for such period of time as may be requested by the underwriter commencing on the effective date of the registration statement filed in connection with such offering.

7.   PURCHASE PRICE

     7.1 The purchase price of each Share subject to an Option or any portion thereof shall be determined by the Administrator in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time (the "Purchase Price").

     7.2 The Purchase Price shall be payable upon the exercise of the Option in a form satisfactory to the Administrator, including without limitation, by cash or cheque or any other form of payment approved by the Administrator in its sole and absolute discretion, to the extent permissible under any applicable law. The Administrator shall have the authority to postpone the date of payment on such terms as it may determine.

8.   ADJUSTMENTS

     Except as otherwise provided in the Option Agreement, upon the occurrence of any of the following events, Optionee's rights to purchase Shares under the ISOP shall be adjusted as hereafter provided:
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     8.1  In the event of: (a) the sale of all or substantially all of the assets of the Company to any person or entity that, prior to such sale, did not control, was not under common control with, or was not controlled by, the Company, or (b) a merger or consolidation or other reorganization in which the Company is not the surviving entity or becomes owned entirely by another entity, unless at least fifty percent (50%) of the outstanding voting securities of the surviving or parent corporation, as the case may be, immediately following such transaction are beneficially held by such persons and entities in the same proportions as such persons and entities beneficially held the outstanding voting securities of the Company immediately prior to such transaction, or (c) the sale or other change of beneficial ownership of the outstanding voting securities of the Company such that any person or group becomes the beneficial owner of more than 50% of the outstanding voting securities of the Company ( "Change of Control Transaction") while unexercised Options remain outstanding under the ISOP, then the Company shall endeavor to cause the successor entity in such transaction either to assume all the outstanding Options as of the consummation of such transaction (the "Closing"), or to issue (or cause to be issued) in substitution thereof comparable options of such successor entity (or of its parent or subsidiary). If the successor entity is unwilling to either assume such Options or grant comparable options in substitution of such Options, on terms that are acceptable to the Company as determined by the Board in the exercise of its discretion, then:

          (i) with respect to each outstanding Option, that portion of the Option which remains unvested that either (x) would have become vested over the 12-month period immediately following the Closing, or (y) represents 50% of the unvested portion of the Option as of the Closing, whichever portion is smaller, will become vested immediately prior to such Closing; and

          (ii) the Board may cancel all outstanding Options, and terminate this Plan, effective as of the Closing, provided that it shall notify all Optionees of the proposed Change of Control Transaction a reasonable amount of time prior to the Closing so that the Optionee will be given the opportunity to exercise the vested portion of his or her Option (after giving effect to the acceleration of such vesting under clause (i) above) prior to the Closing.
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     8.2  The number of Shares subject to the ISOP, the number of Shares available under Options and the Purchase Price shall be adjusted as determined by the Board in its sole discretion from time to time to reflect adjustments in the number of Shares arising as a result of subdivisions, share dividends, bonus shares, consolidations or reclassifications of the Shares or other relevant changes in the authorized or issued share capital of the Company. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional Shares or securities convertible into or exchangeable for Shares. No fractional Shares may be purchased or issued hereunder. If an Optionee is entitled to purchase a fraction of a Share pursuant to an outstanding Option, such entitlement shall be rounded down to the nearest whole number.

          Notwithstanding the above, no adjustment shall be made if the Company proposes to issue or sell any securities to all of its then current shareholders, each Optionee shall be deemed for purposes of such issuance or offer to sell to be a shareholder of that number of Option Shares that may be acquired by the Optionee pursuant to vested Options held by such Optionee (in addition to any Option Shares or other Shares actually held of record by such Optionee).

9.   TERM AND EXERCISE OF OPTIONS

     9.1 Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Administrator, which exercise shall be effective upon receipt of such notice by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised and it shall be accompanied by any further assurances and/or undertaking as the Administrator may require to ensure that the transaction complies in all respects with the requirements of any applicable law. The above notice will be signed by the person exercising the Option and, subject to Section 7.2 above, it will be accompanied by full payment of the corresponding Purchase Price.

     9.2 Each Option shall be exercisable following the vesting dates, subject to the provisions of the ISOP and for the number of Shares as shall be provided in the Option Agreement. However no Option shall be exercisable after the expiration date, as defined for each Optionee in the Optionee's Option Agreement (the "Expiration Date"), subject always to Section 9.6 below.

     9.3 An Option shall not be transferable by an Optionee other than by will or laws of descent and distribution, and during an Optionee's lifetime shall be exercisable only by that Optionee.
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                                      -8-

     9.4 The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that the number of Shares purchased under the exercised Option will be no less than 100 Shares, without regard to adjustments to the number of shares subject to the Option pursuant to Section 8, or, if less, all of the remaining Shares subject to the Option, and provided further that subject to the provisions of Section 9.6 below and unless the Administrator resolves otherwise, the Optionee is an employee or director, consultant or advisor of the Company or any of its Subsidiaries, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

     9.5 Subject to the provisions of Section 9.6 below, in the event of termination of Optionee's employment with or performance of services for or on behalf of the Company or any of its Subsidiaries, all Options granted to the Optionee will immediately expire. A notice of termination of employment or services shall be deemed to constitute termination of employment or services.

     9.6 Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Optionee's employment with or performance of services for or on behalf of the Company or any of its Subsidiaries during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the time of such termination according to the vesting periods of the Options set forth in the Optionee's Option agreement, if:

          (i) Termination is without Cause (as defined below), in which event any Options still in force and unexpired may be exercised within a period of 30 (thirty) days from the date of such termination;

          (ii) Termination is the result of death or disability of the Optionee, in which event any Options still in force and unexpired may be exercised within a period of 6 (six) months from the date of termination; or

          (iii) Prior to the date of such termination, the Administrator shall authorize an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

          The term "Cause" shall mean a termination by the Company and/or any of its Subsidiaries of the Optionee's employment or services (or if the Optionee is a Director, removal of him or her from the Board by action of the shareholders or, if permitted by applicable law and the Articles of Association of the Company, the other Directors), in connection with the good faith determination of the Board (or of the Company's shareholders if the Optionee is a Director and the removal of him or her from the Board is by action of the shareholders, but in either case excluding the vote of the
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                                      -9-

          subject individual if he or she is a Director or a shareholder) that the Optionee has engaged in any acts involving dishonesty or moral turpitude or in any acts that materially and adversely affect the business, affairs or reputation of the Company or any of its Subsidiaries.

     9.7 To avoid doubt, the holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Options, nor shall they be deemed to be a class of shareholders or creditors of the Company for the purpose of the operation of Sections 350 and 351 of the Israeli Companies Law - 1999 or any successor to such Sections, until registration of the Optionee as holder of such Shares in the Company's register of members upon exercise of the Options in accordance with the provisions of the ISOP.

     9.8 Any form of Option Agreement authorized by the ISOP may contain such other provisions as the Administrator may, from time to time, deem advisable. Without limiting the foregoing, the Administrator may, with the consent of the Optionee, from time to time, cancel all or any portion of any Option then subject to exercise, and the Company's obligation in respect of such Option may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the Shares at the date of such cancellation subject to the portion of the Option so canceled over the aggregate Purchase Price of such Shares, or (ii) the issuance or transfer to the Optionee of Shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Administrator in its sole discretion.

10.  VESTING OF OPTIONS

     Except as otherwise provided in the Option Agreement, the Option initially will be deemed an entirely unvested Option, but portions of the Option will become a vested Option on the following schedule:

     10.1 twenty-five percent (25%) will become a vested Option as of the first anniversary of the Date of Grant set forth in the Optionee's Option Agreement; and

     10.2 two and one-twelfth percent (2-1/12%) of the Option will become vested as of the end of each month thereafter, subject to section 9.5 above and provided that additional vesting will be suspended during any period while the Optionee is on a leave of absence from the Company, as determined by the Administrator.

11.  DIVIDENDS; NO SOCIAL BENEFITS

     11.1 With respect to all Shares (in contrary to unexercised Options) issued upon the exercise of Options purchased by the Optionee and held by the Trustee, the Optionee shall be entitled to receive dividends in accordance with the quantity of
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                                     -10-

           such Shares, and subject to any applicable taxation on distribution of dividends. During the period in which Shares issued to the Trustee on behalf of an Optionee are held by the Trustee, the cash dividends paid with respect thereto shall be paid directly to the Optionee.

     11.2 The income attributed to the Optionee as a result of the grant of the Options hereunder and/or the exercise of the Shares, their transfer in his or her name or their sale and in all respects relating thereto, shall not be taken into account when computing the basis of the Optionee's entitlement to any social benefits. Without derogating from the generality of the above, that income shall not be taken into account in computing mangers insurance, vocational studies fund, provident funds, severance pay, holiday pay and the like. If the Company is legally obliged to take any of the above into account, as income which is to be attributed to the Optionee, the Optionee will indemnify the Company in respect of any expense sustained by it in such respect.

12.  ASSIGNABILITY AND SALE OF OPTIONS

     No Option shall be assignable, transferable or given as collateral or any right with respect to it shall be given to any third party whatsoever, and any such action made directly or indirectly, for an immediate validation or for a future one, shall be void. During the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.

     As long as the Shares are held by the Trustee in favor of the Optionee, than all rights the last possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

13.  EFFECTIVE DATE OF ISOP AND TERM OF THE ISOP

     The ISOP shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten years from such day of adoption, if not terminated under Section 14 below prior to such date, after which no more Options may be granted under the ISOP, although all outstanding Options granted prior to such termination will remain subject to the provisions of the ISOP, and no such termination of the ISOP will result in the expiration or termination of any such Option prior to the expiration or early termination of the applicable Option term.

14.  AMENDMENTS OR TERMINATION

     14.1 The Administrator may at any time, amend, alter, suspend, cancel or terminate the ISOP or any part thereof, replace and/or determine further provisions and sub-plans in addition to the ISOP, determine any other plan in lieu of the ISOP and determine any provision and do anything in connection with the ISOP.
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                                     -11-


     14.2 No amendment, alteration, suspension or termination of the ISOP shall impair the rights of any Optionee with respect to an outstanding Option, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the ISOP shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the ISOP prior to the date of such termination.

     14.3 No Options may be granted under the ISOP while the ISOP is suspended or after it is terminated.
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                                     -12-


15.  GOVERNMENT REGULATIONS

     The ISOP, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations of the State of Israel and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities law of any jurisdiction.

16.  CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

     Neither the ISOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or a Subsidiary thereof, to continue any Optionee in its employ, or the hiring by the Company of the Optionee's services and nothing in the ISOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or a Subsidiary thereof or restrict the right of the Company or a Subsidiary thereof to terminate such employment or service hiring at any time.

17.  GOVERNING LAW & JURISDICTION

     The ISOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the ISOP.

18.  TAX CONSEQUENCES

     Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Subsidiaries, or the Optionee) hereunder shall be borne solely by the Optionee. The Company and/or its Subsidiaries and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, to the extent permitted by applicable law, the Optionee shall agree to indemnify the Company and/or its Subsidiaries and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

     The Administrator and/or the Trustee shall not be required to transfer any Shares and/or to release any Share certificate to an Optionee until all required payments have been fully made.
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                                     -13-

19.  NON-EXCLUSIVITY OF THE ISOP

     The adoption of the ISOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock Options otherwise then under the ISOP, and such arrangements may be either applicable generally or only in specific cases.

     For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment or services agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

     In addition, for the avoidance of doubt, the grant of Options to the Optionees shall not prejudice any previous grant (within the framework of previously approved incentive arrangements) of Options to the Optionee.

20.  MULTIPLE AGREEMENTS

     The terms of each Option may differ from other Options granted under the ISOP at the same time, or at any other time. The Administrator may also grant more than one Option to a given Optionee during the term of the ISOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

21.  THE STATUS OF THE AGREEMENT

     Any interpretation of the Option Agreements will be made in accordance with the ISOP but in the event there is any contradiction between the provisions of an Option Agreement and the ISOP, the provisions of the Option Agreement will prevail.


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